POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, THAT THE UNDERSIGNED HEREBY CONSTITUTES AND APPOINTS DAVID MILNE, GENERAL COUNSEL AND CORPORATE SECRETARY AND/OR MICHAEL CROWLEY, OR BARRY PAIGE ASSOCIATE COUNSEL OF THE STEAK N SHAKE COMPANY, WITH FULL POWER OF SUBSTITUTION, THE UNDERSIGNED'S TRUE AND LAWFUL ATTORNEY-IN-FACT TO:

(1)
execute and electronically file for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of The Steak n Shake Company (the "Company"), Forms ID, 3, 4, 5 and 144, and any amendments thereto, in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder; and

(2)
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID, 3, 4, 5 or 144, and any amendments thereto, and timely file any such form with the United States Securities and Exchange Commission and any stock exchange or similar authority.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms ID, 3, 4, 5 and 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 6 day of    March   2006.

Witness:	/s/ Pamela A. Empie	Signature:	/s/ Edward Wilhelm
Edward Wilhelm
Print name:	PAMELA A EMPIE